Exhibit 10.39

EXECUTION COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of November 5, 2004, is made by and between WELLS FARGO FOOTHILL, INC., a California corporation, as agent under and pursuant to the Senior Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Original Senior Agent”), and D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership, as agent under and pursuant to the Junior Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Original Junior Agent”), and is acknowledged by MONOTYPE IMAGING HOLDINGS CORP., a Delaware corporation (“Parent”), IMAGING ACQUISITION CORPORATION, a Delaware corporation, AGFA MONOTYPE CORPORATION, a Delaware corporation, and INTERNATIONAL TYPEFACE CORPORATION, a New York corporation:

WHEREAS, Parent, the Borrowers, the Original Senior Agent, and the lenders party thereto have entered into a Credit Agreement dated as of the date hereof (such agreement as in effect on the date hereof, the “Original Senior Credit Agreement”) pursuant to which such lenders have agreed, upon the terms and conditions stated therein, to make loans and advances to and to issue letters of credit (or guarantees or other undertakings in respect thereof) for the account of the Borrowers up to the principal amount of $80,000,000 at any time outstanding. The repayment of the Obligations (as that term is defined in the Original Senior Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Original Senior Agent, which documents, together with the other collateral and loan documents executed and delivered in connection with the Original Senior Credit Agreement, each as in effect on the date hereof, are referred to herein as the “Original Senior Loan Documents”;

WHEREAS, Parent, the Borrowers, the Original Junior Agent, and the lenders party thereto have entered into a Credit Agreement dated as of the date hereof (such agreement as in effect on the date hereof, the “Original Junior Credit Agreement”) pursuant to which such lenders have agreed, upon the terms and conditions stated therein, to make loans and advances to the Borrowers up to the principal amount of $40,000,000 at any time outstanding. The repayment of the Obligations (as that term is defined in the Original Junior Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Original Junior Agent, which documents, together with the other collateral and loan documents executed and delivered in connection with the Original Junior Credit Agreement, each as in effect on the date hereof, are referred to herein as the “Original Junior Loan Documents”; and

WHEREAS, the Original Senior Agent, for and on behalf of itself and the Senior Lenders, and the Original Junior Agent, for and on behalf of itself and the Junior Lenders, wish to enter into this Agreement to establish their respective rights and priorities in the Collateral and their claims against the Borrowers and the Guarantors.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Original Senior Agent and the Original Junior Agent hereby agree as follows:

1. Definitions; Rules of Construction.

a. Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

“Agreement”

“Original Junior Agent”

“Original Junior Credit Agreement”

“Original Junior Loan Documents”

“Original Senior Agent”

“Original Senior Credit Agreement”

“Original Senior Loan Documents”

“Parent”

b. Other Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adequate Protection Lien” has the meaning set forth in Section 5.d.

“Agent” means Senior Agent and/or Junior Agent, as the context may require.

“Application of Proceeds Blockage Event” has the meaning set forth in Section 4.a.

“Application of Proceeds Blockage Period” has the meaning set forth in Section 4.a.

“Bank Product Obligations” has the meaning set forth in the Original Senior Credit Agreement.

“Bankruptcy Code” shall mean title 11 of the United States Code, as in effect from time to time.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

“Cash Collateral” means any Collateral consisting of money or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).

“Collateral” means all assets and properties upon which either Senior Agent or Junior Agent now has or hereafter acquires a Lien, whether now owned or hereafter acquired by the Borrowers, any Guarantor or any other Person, together with all rents, issues, profits, products, and Proceeds thereof.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party or any agent therefor.

“DIP Financing” has the meaning set forth in Section 5.d.

“Discharge of Junior Indebtedness” means payment in full in cash of the Junior Indebtedness (other than Junior Indebtedness consisting solely of contingent indemnification obligations under the Junior Loan Documents) after or concurrently with termination of all commitments to extend credit under any Junior Credit Agreement.

“Discharge of Senior Indebtedness” means payment in full in cash (or in the case of Bank Product Obligations, the cash collateralization as required by the Original Senior Loan Documents) of the Senior Indebtedness (other than Senior Indebtedness consisting solely of contingent indemnification obligations under the Senior Loan Documents) after or concurrently with termination of all commitments to extend credit under any Senior Credit Agreement.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means “Event of Default” as defined in the Senior Credit Agreement and/or “Event of Default” as defined in the Junior Credit Agreement.

“Excluded Junior Indebtedness” means, collectively, (a) any prepayment premium, make-whole obligation, or early termination fee payable pursuant to the terms of the Junior Credit Agreement, (b) any default interest (but not any other interest) or loan fees, each arising from or related to a default and accruing or becoming due under the terms of the Junior Loan Documents on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person to the extent that a claim for such default interest or loan fees is not allowable or allowed in such Insolvency Proceeding, and (c) the aggregate outstanding principal amount of Protective Advances (as defined in the Original Junior Credit Agreement) made, issued or incurred pursuant to the Junior Credit Agreement intentionally and with actual knowledge, at the time such Protective Advances were made, issued or incurred, that such Protective Advances would cause the total aggregate principal amount thereof, to exceed $5,000,000, at such time.

“Excluded Senior Indebtedness” means, collectively, (a) the aggregate outstanding principal amount of loans, letter of credit accommodations and Bank Product Obligations made, issued or incurred pursuant to the Senior Credit Agreement intentionally and with actual knowledge, at the time such loans, letter of credit accommodations or Bank Product Obligations were made, issued or incurred, that such loans, letter of credit accommodations or

Bank Product Obligations would cause the total aggregate principal amount thereof, or any category thereof, to exceed the Maximum Priority Senior Loan Amount, or any category thereof, at such time, (b) any prepayment premium, make-whole obligation, or early termination fee payable pursuant to the terms of the Senior Credit Agreement, and (c) any default interest (but not any other interest) or loan fees, each arising from or related to a default and accruing or becoming due under the terms of the Senior Loan Documents on or after the commencement of any Insolvency Proceeding relating to any Obligor or any other Person to the extent that a claim for such default interest or loan fees is not allowable or allowed in such Insolvency Proceeding.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Loan Documents, the Junior Loan Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the Senior Loan Documents, the Junior Loan Documents, applicable law, in an Insolvency Proceeding or otherwise.

“Exigent Circumstances” has the meaning set forth in Section 10.b.

“Forced Obligor Sale” has the meaning set forth in Section 2.e(2).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Junior Agent” means the Original Junior Agent, together with its successors, assigns, transferees and any Person that has a similar title (such as “Agent”, “Collateral Agent” or “Administrative Agent”) under any Junior Credit Agreement.

“Junior Credit Agreement” means the Original Junior Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Original Junior Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a Junior Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Junior Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.

“Junior Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Junior Credit Agreement or any other Junior Loan Document, including any and all amounts payable to any Junior Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable under any Junior Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Junior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Junior Lenders” means the Original Junior Lenders, together with the lenders under any Junior Credit Agreement or Junior Loan Documents.

“Junior Loan Documents” means the Junior Credit Agreement and the other Loan Documents (as such term is defined in the Original Junior Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Junior Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time in accordance with this Agreement.

“Junior Modification” has the meaning set forth in Section 6.b.

“Lender” means a Senior Lender and/or a Junior Lender, as the context may require.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Maximum Priority Senior Loan Amount” means, as of any date of determination, the result of (a) the sum of (i) the aggregate principal amount (including the undrawn amount of all letters of credit and all other credit accommodations (other than Bank Product Obligations)) of Senior Indebtedness as of such date up to, but not in excess of $88,000,000, plus (ii) the aggregate principal amount of Bank Product Obligations as of such date up to, but not in excess of, the Bank Product Reserve (as defined in the Original Senior Credit Agreement or any comparable term in any successor Senior Credit Agreement) minus (b) the sum of (i) the aggregate amount of all permanent reductions of the Revolver Commitment (as defined in the Original Senior Credit Agreement) made from and after the date hereof plus (ii) the aggregate amount of all principal payments and prepayments of the Term Loan (as defined in the Original Senior Credit Agreement or any comparable term in any successor Senior Credit Agreement) actually received by the Senior Lenders.

“Notice of Intent to Exercise” means a written notice from or on behalf of Junior Agent to Senior Agent stating that Junior Agent intends to Exercise Secured Creditor Remedies and stating that it is a “Notice of Intent to Exercise Secured Creditor Remedies”.

“Obligor” means the Borrowers, each Guarantor and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the Senior Indebtedness or the Junior Indebtedness, as applicable.

“Ordinary Course Collections” has the meaning set forth in Section 9.a.

“Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case composing a portion of the Collateral.

“Permitted Interest Payments” has the meaning set forth in Section 5.i.

“Permitted Application of Proceeds of Collateral” has the meaning set forth in Section 3.

“Permitted Replacement Lien” has the meaning set forth in Section 5.d.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

“Priority Status” has the meaning set forth in Section 5.g.

“Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Purchase Notice” has the meaning set forth in Section 10.a.

“Recovery” has the meaning set forth in Section 5.c.

“Reorganization Debt Securities” has the meaning set forth in Section 5.a.

“Senior Agent” means the Original Senior Agent, together with its successors, assigns, transferees and any Person that has a similar title (such as “Agent”, “Collateral Agent” or “Administrative Agent”) under any Senior Credit Agreement.

“Senior Credit Agreement” means the Original Senior Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Original Senior Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a Senior Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Senior Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.

“Senior Default” means any Event of Default under the Senior Credit Agreement.

“Senior Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Senior Credit Agreement or any other Senior Loan Document, including any and all amounts payable to any Senior Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, Bank Product Obligations, and all other amounts payable under any Senior Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Senior Lender Sale” has the meaning set forth in Section 2.e(1).

“Senior Lenders” means the Original Senior Lenders, together with the lenders under any Senior Credit Agreement or Senior Loan Documents.

“Senior Loan Documents” means the Senior Credit Agreement and the other Loan Documents (as such term is defined in the Original Senior Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Senior Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement.

“Senior Modification” has the meaning set forth in Section 6.a.

“Standstill Notice” means a written notice from Senior Agent to Junior Agent stating that a Senior Default has occurred and is continuing and stating that it is a “Standstill Notice”.

“Standstill Period” means the period beginning on the date that a Standstill Notice is received by Junior Agent through and including the first to occur of (a) the date upon which the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) shall have occurred, (b) the date upon which Senior Agent shall have waived or acknowledged in writing the termination of the Senior Default that gave rise to such Standstill Period, or (c) the date that is 120 days after the receipt of such Standstill Notice by Junior Agent.

“Trigger Event” has the meaning set forth in Section 10.a.

“Trigger Notice” has the meaning set forth in Section 10.a.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York.

c. Terms Defined in the Original Senior Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Original Senior Credit Agreement.

d. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

2. Subordination and Standstill.

a. Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to Senior Agent (or any Senior Lender) or Junior Agent (or any Junior Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Agent (or any Senior Lender) or Junior Agent (or any Junior Lender) in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or the Junior Loan Documents, (iv) except to the extent set forth below, irrespective of whether the Liens securing the Senior Loan Documents are valid, enforceable, void, avoidable, subordinated, disputed or allowed, or (v) except to the extent set forth below, any other circumstance whatsoever, Senior Agent, on behalf of itself and the Senior Lenders, and Junior Agent, on behalf of itself and the Junior Lenders, hereby agree that:

(1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Junior Agent or any Junior Lender that secures all or any portion of the Junior Indebtedness, shall in all respects be junior and subordinate to all Liens granted to Senior Agent and the Senior Lenders in the Collateral to secure all or any portion of the Senior Indebtedness up to the Maximum Priority Senior Loan Amount except to the extent that such Liens of Senior Agent and the Senior Lenders are invalid, unenforceable, void, avoidable, subordinated, disputed or not allowed as a result of any action taken by Senior Agent, or any failure by Senior Agent to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage, intellectual property filing or other perfection document, and

(2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Senior Agent or any Senior Lender that secures all or any portion of the Senior Indebtedness up to the Maximum Priority Senior Loan Amount shall in all respects be senior and prior to all Liens granted to Junior Agent and the Junior Lenders in the Collateral to secure all or any portion of the Junior Indebtedness except to the extent that such Liens of Senior Agent and the Senior Lenders are invalid, unenforceable, void, avoidable, subordinated, disputed or not allowed as a result of any action taken by Senior Agent, or any failure by Senior Agent to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage, intellectual property filing or other perfection document.

Notwithstanding the foregoing and any other provision to the contrary contained in this Agreement, (i) the subordination of Liens provided for in this Agreement shall not be effective on any date with respect to any part of the Collateral in which the Liens of Senior Agent and the Senior Lenders are invalid, unenforceable, void, avoidable, subordinated, disputed or not allowed as a result of any action taken by Senior Agent, or any failure by Senior Agent to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage, intellectual property filing or other perfection document, in which event Junior Agent and the Junior Lenders shall be entitled to receive and retain all Proceeds with respect to such Collateral to the extent the Liens of Junior Agent and the Junior Lenders are valid, enforceable, not void, not avoidable, not subordinated, not disputed and allowed with respect to such Collateral, and (ii) except with respect to Permitted Liens (as defined in the Original Senior Credit Agreement) and except as expressly provided in Section 2.e, Senior Agent and the Senior Lenders agree not to contractually subordinate, or otherwise contractually relinquish the benefits of, their Lien in any Collateral to the Lien, indebtedness or claim of any other creditor of the Borrowers or any Obligor without the prior written consent of Junior Agent and the Junior Lenders.

b. Remedies Standstill. At any time that a Standstill Period is in effect, Junior Agent shall not, without the prior written consent of Senior Agent,

(1) commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any bankruptcy case against any Obligor or any Obligor’s assets) to the extent that any such action could reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior

Agent or Senior Lenders; provided that (A) to the extent that commencing, prosecuting, or participating in any such lawsuit, action, or proceeding could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Agent or Senior Lenders and Junior Agent does, in fact, commence, prosecute, or participate in any such lawsuit, action, or proceeding, then Junior Agent shall give Senior Agent prompt written notice of any such action, and (B) as more fully set forth in Section 5 hereof, Junior Agent and the Junior Lenders may file a proof of claim in any Insolvency Proceeding involving any Obligor,

(2) Exercise Any Secured Creditor Remedies,

(3) send any notice to or otherwise seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction to enjoin any Exercise of Secured Creditor Remedies by Senior Agent, a keeper, a receiver or any other similar legal or equitable remedy, exercise any rights of set off or recoupment as against any Obligor, or

(4) commence or cause to be commenced or join with any creditor in commencing any Insolvency Proceeding.

Notwithstanding any other provision hereof, (i) Junior Agent may not Exercise Any Secured Creditor Remedies with respect to any of the Collateral so long as (A) Senior Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral or (B) Senior Agent and Junior Agent are enjoined from the Exercise of Secured Creditor Remedies, in each case, unless and until the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) shall have occurred; and (ii) Junior Agent may not exercise any of the remedies described in clauses (1) through (4) above without first providing Senior Agent at least 10 days prior written notice in the form of a Notice of Intent to Exercise (it being understood that if Senior Agent does not deliver a Standstill Notice to Junior Agent by the end of such 10 day period, Junior Agent may proceed with the exercise of such remedies, and if Junior Agent elects to exercise such remedies, Senior Agent may not Exercise Any Secured Creditor Remedies with respect to any of the Collateral so long as Junior Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, unless and until the Discharge of Junior Indebtedness shall have occurred); provided, that Junior Agent shall not be required to provide a Notice of Intent to Exercise to Senior Agent in connection with a permitted Exercise of Secured Creditor Remedies upon the termination of any Standstill Period.

c. Limitation on Standstill Periods. Subject to clause (i) in the last paragraph of Section 2.b, in no event shall a Standstill Period extend beyond 120 days from the date of receipt by Junior Agent from Senior Agent of a Standstill Notice initiating such Standstill Period. Any number of notices of a Senior Default may be given during a Standstill Period, but no such notice shall extend such Standstill Period. Only 2 Standstill Periods may be commenced within any 360 day period, and no subsequent Standstill Period may be commenced within 120 days after the termination of the immediately preceding Standstill Period. No Senior Default that existed or was continuing on the date of the commencement of any Standstill Period and that was known to Senior Agent or any Senior Lender will be, or can be, made the basis for the commencement of a second Standstill Period, whether or not within a period of 360 consecutive days, unless such Senior Default has been cured or waived for a period of not less than 120 consecutive days.

d. Foreclosure Proceedings. Section 2.b shall not be construed to in any way limit or impair the right of: (i) any Lender to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by either Agent or any Lender, (ii) Junior Agent and the Junior Lenders to join (but not control) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by Senior Agent or any Senior Lender, to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Agent or Senior Lenders, and (iii) Junior Agent and the Junior Lenders to receive payments from the Proceeds of the collection, sale or other disposition of the Collateral in accordance with the terms of this Agreement.

e. Release of Liens.

(1) In the event of any private or public sale or other disposition of all or any portion of the Collateral by Senior Agent after the occurrence and during the continuance of a Senior Default (and prior to the date upon which the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) shall have occurred) in connection with the liquidation by Senior Agent of all or any material portion of the Collateral and the collection by Senior Agent of the Senior Indebtedness through the sale or other disposition of such Collateral (any such sale or other disposition, a “Senior Lender Sale”), if at such time Senior Agent and the Senior Lenders shall not have made loans and provided letter of credit accommodations and other financial accommodations under the Senior Loan Documents and otherwise (whether prior to or after the occurrence of an Insolvency Proceeding) in an amount in excess of the Maximum Priority Senior Loan Amount, then Junior Agent agrees that such Senior Lender Sale will be free and clear of the Liens securing the Junior Indebtedness (and, if the Senior Lender Sale includes Equity Interests in any Obligor, Junior Agent further agrees to release the entities whose Equity Interests are sold from all Junior Indebtedness); provided that (x) Senior Agent and the Senior Lenders also release their Liens on such Collateral (and, if the Senior Lender Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all Senior Indebtedness), (y) the Proceeds of any such Senior Lender Sale are applied in accordance with Section 9.b, and (z) Senior Agent shall have conducted such Senior Lender Sale in a commercially reasonable manner.

(2) In the event of any private or public sale or other disposition of all or substantially all of the Collateral by any Obligor with the consent of Senior Agent after the occurrence and during the continuance of a Senior Default (and prior to the date upon which the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) shall have occurred), which sale or other disposition is conducted by such Obligor with the consent of Senior Agent in connection with the collection by Senior Agent of the Senior Indebtedness through the sale or other disposition of such Collateral (any such sale or other disposition, a “Forced Obligor Sale”), if at such time Senior Agent and the Senior Lenders shall not have made loans and provided letter of credit accommodations and other financial accommodations under the Senior Loan Documents and otherwise (whether prior to or after the occurrence of an Insolvency Proceeding) in an amount in excess of the Maximum Priority Senior Loan Amount, then Junior Agent agrees that such Forced Obligor Sale will be free and clear of the Liens securing the Junior Indebtedness (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, Junior Agent further agrees to release the entities whose Equity Interests are sold from all Junior Indebtedness); provided that (x) Senior Agent and the Senior Lenders also release their Liens on such Collateral (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all Senior Indebtedness), (y) the Proceeds of any such Forced Obligor Sale are applied in accordance with Section 9.b (as if it were Proceeds received in connection with any Exercise of Secured Creditor Remedies), and (z) the Obligor conducting such Forced Obligor Sale shall have conducted such Forced Obligor Sale in a commercially reasonable manner as if such Forced Obligor Sale were being conducted by a secured creditor in accordance with the Uniform Commercial Code.

(3) Junior Agent agrees that, in connection with any Senior Lender Sale or Forced Obligor Sale, upon the prior written request of Senior Agent (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute and/or file any and all Lien releases or other documents reasonably requested by Senior Agent in connection therewith; provided, that (w) in the case of a Senior Lender Sale, no such release documents shall be delivered to any Obligor, (x) in the case of a Forced Obligor Sale, no such release documents shall be delivered to any Obligor unless Senior Agent has delivered its release documents to such Obligor, (y) no such release documents shall be delivered more than 5 days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by Junior Agent shall be subject to the sale or other disposition of the Collateral described in such request and on the terms described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within 10 days of the anticipated closing date (at which time Senior Agent or the Obligors, as the case may be, shall promptly return all release documents to Junior Agent). Subject to the proviso in the immediately preceding sentence, in the event that Junior Agent fails to so execute and/or file any such Lien releases or other documents within 5 Business Days after receipt of written request from Senior Agent, Senior Agent is hereby irrevocably authorized to execute and/or file such Lien releases and other documents.

f. Waiver of Right to Contest Senior Indebtedness. Junior Agent agrees that it shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of Senior Agent in any Collateral, the validity, priority, enforceability or allowance of any of the claims of Senior Agent or any holder of Senior Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Junior Agent agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by Senior Agent under the Senior Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case to the extent permitted under this Agreement. Junior Agent hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which Senior Agent seeks to enforce the Liens in any Collateral so long as Senior Agent acts in accordance with the terms of this Agreement.

g. Waiver of Right to Contest Junior Indebtedness. Senior Agent agrees that it shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority (except to the extent expressly provided by this Agreement), enforceability, or perfection of the Liens of Junior Agent in any Collateral, the validity, priority (except to the extent expressly provided by this Agreement), enforceability or allowance of any of the claims of Junior Agent or any holder of Junior Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Senior Agent agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by Junior Agent under the Junior Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case to the extent permitted under this Agreement.

h. Acknowledgement of Liens. Junior Agent acknowledges and agrees that Senior Agent, for the benefit of itself and the Senior Lenders, has been granted Liens upon all of the Collateral in which Junior Agent has been granted Liens and Junior Agent hereby consents thereto. If (i) any Obligor grants in favor of Junior Agent a Lien on any asset of such Obligor not constituting Collateral on the date hereof or (ii) Junior Agent otherwise obtains a non-consensual Lien (including, without limitation, a judgment lien, writ of attachment, or writ of execution) on any asset of such Obligor not constituting Collateral on the date hereof, Junior Agent agrees that it shall give Senior Agent prompt written notice thereof (and in no event later than 5 days after the date of such grant), containing a detailed description of such asset (it being understood and agreed that the failure by Junior Agent to give such notice to Senior Agent shall not affect the validity, perfection or enforceability of such Lien), and Junior Agent acknowledges that if Senior Agent obtains a Lien on such asset, whether prior to or after the time that Junior Agent obtains a Lien on such asset, then the priority of such Lien will be subject to the terms and provisions of this Agreement. Senior Agent, for and on behalf of itself and the Senior Lenders, acknowledges and agrees that Junior Agent has been granted Liens upon all of the Collateral in which Senior Agent has been granted Liens and Senior Agent hereby consents thereto. If any Obligor grants in favor of Senior Agent a Lien on any asset of such Obligor not constituting Collateral on the date hereof, Senior Agent agrees that it shall give Junior Agent prompt written notice thereof (and in no event later than 5 days after the date of such grant), containing a detailed description of such asset (it being understood and agreed that the failure by Senior Agent to give such notice to Junior Agent shall not affect the validity, perfection or enforceability of such Lien), and Senior Agent acknowledges that if Junior Agent obtains a Lien on such asset, whether prior to or after the time that Senior Agent obtains a Lien on such asset, then the priority of such Lien will be subject to the terms and provisions of this Agreement. The subordination of Liens and claims by Junior Agent in favor of Senior Agent and the Senior Lenders shall not be deemed to subordinate Junior Agent’s Liens or claims to the Liens or claims of any other Person that is not a holder of Senior Indebtedness.

i. Agent for Perfection. Senior Agent and Junior Agent each agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as a non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 2.i. None of Senior Agent or the Senior Lenders or Junior Agent or the Junior Lenders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of Senior Agent and Junior Agent under this Section 2.i are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as a non-fiduciary agent for the other for purposes of perfecting the Lien held by Junior Agent or Senior Agent, as applicable. Senior Agent is not and shall not be deemed to be a fiduciary of any kind for Junior Agent or any other Person. Junior Agent is not and shall not be deemed to be a fiduciary of any kind for Senior Agent or any other Person.

3. Permitted Applications of Proceeds of Collateral. So long as an Application of Proceeds Blockage Period is not then in effect, the Borrowers may pay or apply, and Junior Agent and the Junior Lenders may accept and receive on account of the Junior Indebtedness, any Proceeds of Collateral whatsoever on account of the Junior Indebtedness in accordance with the terms of the Junior Loan Documents (any such application being referred to as a “Permitted Application of Proceeds of Collateral”).

4. Application of Proceeds after Exercise of Remedies.

a. In the event that (i) a Senior Default shall have occurred and be continuing, (ii) Senior Agent shall have commenced and shall be diligently pursuing any Exercise of Secured Creditor Remedies against all or a material portion of the Collateral and shall be applying all Proceeds of Collateral (to the extent received) in accordance with Section 9, (iii) Senior Agent and the Senior Lenders shall not have made loans and provided letter of credit accommodations and other financial accommodations under the Senior Loan Documents and otherwise (whether prior to or after the occurrence of an Insolvency Proceeding) in an amount in excess of the Maximum Priority Senior Loan Amount, and (iv) the number of days since the commencement by Senior Agent of the Exercise of Secured Creditor Remedies has not exceeded 180 days (the occurrence and continuance of items (i), (ii), (iii) and (iv), collectively, an “Application of Proceeds Blockage Event”), then from and after the receipt by Junior Agent of written notice of such Application of Proceeds Blockage Event from Senior Agent, no Proceeds of Collateral shall be paid or applied by any Obligor, and neither Junior Agent nor any Junior Lender shall accept, take or receive, any Proceeds of Collateral, on account of the Junior Indebtedness until the earlier to occur of (a) the date of the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) and (b) the date of termination (including, without limitation, as a result of the failure of any of items (i), (ii), (iii) or (iv) above to be continuing) or waiver in writing by Senior Agent of such Application of Proceeds Blockage Event (such period of time being an “Application of Proceeds Blockage Period”).

b. In the event that, notwithstanding the terms of the foregoing Section 4a, the Obligors shall pay or apply or Junior Agent or the Junior Lenders shall receive any Proceeds of Collateral on account of the Junior Indebtedness during an Application of Proceeds Blockage Period, then and in such event the turn-over and other obligations of Junior Agent set forth in Section 8 shall apply.

c. In the case of any Permitted Application of Proceeds of Collateral on or in respect of any Junior Indebtedness that would (in the absence of any Application of Proceeds Blockage Period) have been made during any Application of Proceeds Blockage Period, the provisions of this Section 4 shall not prevent the application of (and the Obligor may pay or apply and Junior Agent and the Junior Lenders may accept, take and receive) such Permitted Application of Proceeds of Collateral on or after the date immediately following the termination of such Application of Proceeds Blockage Period.

5. Insolvency Proceeding.

a. Continuing Priority. This Agreement shall be applicable both before and after the filing of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Agents and the Lenders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Borrowers or any Obligor as debtor-in-possession. Junior Agent acknowledges and agrees that, in the event of a distribution of any notes or other debt securities under a plan of reorganization under any Insolvency Proceeding (such notes or other debt securities, “Reorganization Debt Securities”) to each of (i) Senior Agent and the Senior Lenders and (ii) Junior Agent and the Junior Lenders, such Reorganization Debt Securities received by Junior Agent and the Junior Lenders shall be subordinated to the Reorganization Debt Securities received by Senior Agent and the Senior Lenders to the same extent that the Junior Indebtedness is subordinated to the Senior Indebtedness pursuant to the terms of this Agreement.

b. Proof of Claim. Subject to the restrictions set forth in this Agreement, in the event of any Insolvency Proceeding involving any Obligor or any property of any Obligor, Junior Agent shall retain the right to vote with respect to the Junior Indebtedness. If Junior Agent does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to 5 days before the expiration of time to file such claim or other document or amendment thereof, then Senior Agent shall have the right (but not the obligation) in any such Insolvency Proceeding, and Junior Agent hereby irrevocably appoints Senior Agent as Junior Agent’s lawful attorney in fact, to file and prove all claims therefor.

c. Reinstatement. If Senior Agent, any Senior Lender or any other holder of any Senior Indebtedness is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of an Obligor or any other Person, then the Senior Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of Senior Agent, the Senior Lenders and Junior Agent and the Junior Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the Senior Indebtedness. No priority or right of Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Senior Loan Documents or the Junior Loan Documents, regardless of any knowledge thereof which Senior Agent, the Senior Lenders or any holder of Senior Indebtedness may have.

d. DIP Financing. If any Obligor shall be subject to any Insolvency Proceeding and Senior Agent shall desire, prior to the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount), to permit the use of cash collateral or to provide any such Obligor financing (collectively, “DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Collateral, then Junior Agent, on behalf of itself and the Junior Lenders, agrees that, so long as (i) the aggregate principal amount of Indebtedness incurred pursuant to such DIP Financing, together with the aggregate principal amount of all other outstanding Senior Indebtedness, does not exceed the Maximum Priority Senior Loan Amount, (ii) the interest rate, fees, advance rates, lending limits and sublimits are commercially reasonable under the circumstances, (iii) Junior Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under applicable Insolvency Laws (an “Adequate Protection Lien”), (iv) Junior Agent receives a replacement lien (a “Permitted Replacement Lien”) on post-petition assets to the same extent granted to Senior Agent, with the same priority as existed prior to the commencement of the case under applicable Insolvency Laws, and (v) such use of collateral or DIP Financing is subject to the terms of this Agreement, it will raise no objection to such DIP Financing. Junior Agent, on behalf of itself and the Junior Lenders, hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) to the same extent and upon the same terms and conditions specified in this Agreement.

e. Alternative DIP Financings. Nothing in this Agreement shall limit the rights of any Lender to object to post-petition financing or the use of cash collateral that is provided on terms other than those set forth in Section 5.d.

f. Priming DIP Financing. Junior Agent, on behalf of itself and the Junior Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Indebtedness. Senior Agent, on behalf of itself and the Senior Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing on terms other than those set forth in Section 5.d.

g. Other Waivers by Junior Agent. Until the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) has occurred, Junior Agent, on behalf of itself and the Junior Lenders, agrees that it shall not without Senior Agent’s written consent to the contrary, (1) prior to the expiration of the Standstill Period, seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral on which Senior Agent then has a Lien, (2) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Senior Credit Agreement, the other Senior Loan Documents or the liens and security interests granted to Senior Agent and the Senior Lenders with respect to the Senior Indebtedness, (B) the rights and duties of Senior Agent and the Senior Lenders established in the Senior Credit Agreement or any other Senior Loan Document, or (C) the validity or enforceability of this Agreement, (3) seek or request any adequate protection, other than (A) Permitted Interest Payments, (B) Adequate Protection Liens and Permitted Replacement Liens and (C) priority administrative expense claim status with respect to the Junior Indebtedness (“Priority Status”) which is and shall be subject to this Agreement to the extent applicable, (4) in the event that Senior Agent obtains relief from the automatic stay under Section 362 of the Bankruptcy Code (or any similar provision) to Exercise Any Secured Creditor Remedies and Senior Agent has commenced and is diligently pursuing in good faith actions to consummate a sale of all or any material portion of the Collateral in accordance with Section 363 and/or 365 of the Bankruptcy Code within a commercially reasonable time and in a commercially reasonable manner so as to maximize the value of such Collateral, seek, or acquiesce in any request, to dismiss any Insolvency Proceeding or to convert an Insolvency Proceeding under chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code, (5) in the event that Senior Agent obtains relief from the automatic stay under Section 362 of the Bankruptcy Code (or any similar provision) to Exercise Any Secured Creditor Remedies, seek the appointment of a trustee or examiner with expanded powers for any Borrower or any Guarantor, or (6) object to any sale of all or any portion of the Collateral in accordance with Sections 363 and/or 365 of the Bankruptcy Code other than (A) any objection that an unsecured creditor could assert or (B) if Senior Agent or any Senior Lender objects to any such sale.

h. Other Waivers by Senior Agent. Until the Discharge of Junior Indebtedness has occurred, Senior Agent, on behalf of itself and the Senior Lenders, agrees that it shall not without Junior Agent’s written consent to the contrary, take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Junior Credit Agreement, the other Junior Loan Documents or the liens and security interests granted to Junior Agent and the Junior Lenders with respect to the Junior Indebtedness, (B) the rights and duties of Junior Agent and the Junior Lenders established in the Junior Credit Agreement or any other Junior Loan Document, or (C) the validity or enforceability of this Agreement.

i. Rights of Junior Agent and Junior Lenders to Adequate Protection. Senior Agent, on behalf of itself and the Senior Lenders, agrees that it will raise no objection to a request for adequate protection by Junior Agent and the Junior Lenders in the form of (i) payment of interest on the Junior Indebtedness during the pendency of an Insolvency Proceeding so long as the rate of interest so requested by Junior Agent and the Junior Lenders does not exceed the default rate of interest applicable to the Junior Indebtedness immediately prior to the commencement of such Insolvency Proceeding (“Permitted Interest Payments”), (ii) Adequate Protection Liens and Permitted Replacement Liens and (iii) Priority Status.

6. Modifications of Indebtedness.

a. Senior Indebtedness. All Senior Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Indebtedness held by any Senior Lender or other holder of Senior Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, Junior Agent hereby waives (i) notice of acceptance, or proof of reliance, by Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Indebtedness. Nothing contained in this Agreement shall preclude Senior Agent, Senior Lenders or any holder of Senior Indebtedness from discontinuing the extension of credit to any Obligor (whether under the Senior Credit Agreement or otherwise). Anything in the Junior Loan Documents to the contrary notwithstanding, Junior Agent hereby agrees that Senior Agent shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to Junior Agent or any Junior Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Junior Agent or any Junior Lender amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any “Senior Modification”) the Senior Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise), and Junior Agent consents and agrees to any such Senior Modification; provided that Senior Agent and the Senior Lenders shall obtain the prior written consent of Junior Agent, on behalf of the Junior Lenders, to any Senior Modification that (i) changes the amount of any scheduled principal payment or any mandatory principal prepayment or extends the date for payment of any scheduled principal payment or any mandatory principal prepayment, or (ii) increases the applicable interest rate margin with respect to any category of the Senior Indebtedness by greater than two (2) percentage points per annum (excluding the imposition of the default rate of interest in effect under the Original Senior Loan Documents). The foregoing notwithstanding, Senior Agent and the Senior Lenders may increase the amount of the Senior Indebtedness, without obtaining the consent of Junior Agent or any Junior Lender, in accordance with the terms of the Senior Credit Agreement (subject to the restrictions set forth herein). Other than the Senior Modifications set forth in the proviso to the immediately preceding sentence, Junior Agent waives notice of any such Senior Modification, and agrees that no such Senior Modification shall affect, release, or impair the subordinations or any other obligations of Junior Agent contained herein.

b. Junior Indebtedness. All Junior Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Junior Indebtedness held by any Junior Lender or other holder of Junior Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, Senior Agent hereby waives (i) notice of acceptance, or proof of reliance, by Junior Agent, the Junior Lenders or any other holder of Junior Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Junior Indebtedness. Nothing contained in this Agreement shall preclude Junior

Agent, Junior Lenders or any holder of Junior Indebtedness from discontinuing the extension of credit to any Obligor (whether under the Junior Credit Agreement or otherwise). Anything in the Senior Loan Documents to the contrary notwithstanding, Senior Agent hereby agrees that Junior Agent shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to Senior Agent or any Senior Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Senior Agent or any Senior Lender amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any “Junior Modification”) the Junior Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any Junior Indebtedness to be due on demand or otherwise), and Senior Agent consents and agrees to any such Junior Modification; provided that Junior Agent and the Junior Lenders shall obtain the prior written consent of Senior Agent, on behalf of the Senior Lenders, to any Junior Modification that: (i) requires that any payment be made earlier than the date originally scheduled for such payment, or (ii) increases the applicable cash interest rate with respect to the Junior Indebtedness by greater than two (2) percentage points per annum (excluding the imposition of the default rate of interest in effect under the Original Junior Loan Documents). Other than the Junior Modifications set forth in the proviso to the immediately preceding sentence, Senior Agent waives notice of any such Junior Modification, and agrees that no such Junior Modification shall affect, release, or impair any of the obligations of Senior Agent contained herein.

c. Notice of Acceptance and Other Waivers.

(1) To the fullest extent permitted by applicable law, Junior Agent hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Credit Agreement, or the creation or existence of any Senior Indebtedness; (iii) notice of the amount of the Senior Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Junior Agent’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to Junior Agent under this Agreement) and demands to which Junior Agent might otherwise be entitled. To the fullest extent permitted by applicable law, Senior Agent hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Junior Credit Agreement, or the creation or existence of any Junior Indebtedness; (iii) notice of the amount of the Junior Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Senior Agent’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Junior Loan Documents; (vi) notice of any Default or Event of Default under the Junior Loan Documents or otherwise relating to the Junior Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to Senior Agent under this Agreement) and demands to which Senior Agent might otherwise be entitled.

(2) To the fullest extent permitted by applicable law, Junior Agent waives the right by statute or otherwise to require Senior Agent, any Senior Lender or any holder of Senior Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which any Senior Agent, any Senior Lender or any holder of Senior Indebtedness has or may have against any Obligor. Junior Agent further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Senior Indebtedness has occurred (subject to the provisions of Section 5.c)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof. To the fullest extent permitted by applicable law, Senior Agent waives the right by statute or otherwise to require Junior Agent, any Junior Lender or any holder of Junior Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which any Junior Agent, any Junior Lender or any holder of Junior Indebtedness has or may have against any Obligor. Senior Agent further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Junior Indebtedness has occurred (subject to the provisions of Section 5.c)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof

(3) To the fullest extent permitted by applicable law, Junior Agent hereby waives: (i) any rights to assert against Senior Agent, the Senior Lenders or any other holder of Senior Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which such Junior Agent may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Indebtedness, any Junior Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting Junior Agent’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Junior Agent’s obligations hereunder. To the fullest extent permitted by applicable law, Senior Agent hereby waives: (i) any rights to assert against Junior Agent, the Junior Lenders or any other holder of Junior Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which such Senior Agent may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Junior Indebtedness, any Senior Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting Senior Agent’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Junior Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Senior Agent’s obligations hereunder.

(4) Until such time as the Discharge of Senior Indebtedness (with respect to the principal amount thereof, up to the Maximum Priority Senior Loan Amount) shall have occurred, Junior Agent hereby postpones any right of subrogation Junior Agent or any Junior Lender has or may have as against any Obligor with respect to any Senior Indebtedness.

(5) None of Senior Agent, any Senior Lender or any other holder of Senior Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If Senior Agent or any Senior Lender honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the Senior Credit Agreement or any of the other Senior Loan Documents, whether Senior Agent or any Senior Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Junior Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Senior Agent or any Senior Lender otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), neither Senior Agent nor any Senior Lender shall have any liability whatsoever to Junior Agent as a result of such action, omission, or exercise. Senior Agent will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as Senior Agent may, in its sole discretion, deem appropriate, and Senior Agent, each Senior Lender and each other holder of Senior Indebtedness may manage its loans and extensions of credit without regard to any rights or interests that Junior Agent may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Junior Agent agrees that none of Senior Agent, any Senior Lender or any other holder of Senior Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, Senior Agent, each Senior Lender and each holder of Senior Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Junior Agent waives any and all rights it may have to require Senior Agent, any Senior Lender or any holder of Senior Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(6) None of Junior Agent, any Junior Lender or any other holder of Junior Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If Junior Agent or any Junior Lender honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the Junior Credit Agreement or any of the other Junior Loan Documents, whether Junior Agent or any Junior Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Senior Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Junior Agent or any Junior Lender otherwise should exercise any of its contractual rights or remedies under the Junior Loan Documents (subject to the express terms and conditions hereof), neither Junior Agent nor any Junior Lender shall have any liability whatsoever to Senior Agent as a result of such action, omission, or exercise. Junior Agent will be entitled to manage and supervise its loans and extensions of credit under the Junior Loan Documents as Junior Agent may, in its sole discretion, deem appropriate, and Junior Agent, each Junior Lender and each other holder of Junior Indebtedness may manage its loans and extensions of credit without regard to any rights or interests that Senior Agent may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Senior Agent agrees that none of Junior Agent, any Junior Lender or any other holder of Junior Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, Junior Agent, each Junior Lender and each holder of Junior Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Senior Agent waives any and all rights it may have to require Junior Agent, any Junior Lender or any holder of Junior Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order. Subject to the express terms and conditions hereof, nothing contained in this Agreement shall limit or waive any right that Junior Agent and the Junior Lenders have to enforce any of the provisions of the Junior Loan Documents against the Borrowers or any Obligor.

7. Indebtedness Owed Only to Lenders.

a. The entire Junior Indebtedness is owing only to the Junior Lenders. Junior Agent may not sell or assign or otherwise transfer any part of its interest in the Junior Indebtedness or the Collateral, other than assignments to Junior Lenders and participations in accordance with the Junior Credit Agreement, unless the transferee executes and delivers to Senior Agent a written acknowledgment in which the transferee acknowledges its agreement to be bound by the terms hereof. Junior Agent under any Junior Credit Agreement that replaces or refinances the Original Junior Credit Agreement shall not be entitled to any of the benefits of this Agreement unless and until such Junior Agent acknowledges its agreement to be bound by the terms hereof.

b. The entire Senior Indebtedness is owing only to the Senior Lenders. Senior Agent may not sell or assign or otherwise transfer any part of its interest in the Senior Indebtedness or the Collateral, other than assignments to Senior Lenders and participations in accordance with the Senior Credit Agreement, unless the transferee executes and delivers to Junior Agent a written acknowledgment in which the transferee acknowledges its agreement to be bound by the terms hereof. Senior Agent under any Senior Credit Agreement that replaces or refinances the Original Senior Credit Agreement shall not be entitled to any of the benefits of this Agreement unless and until such Senior Agent acknowledges its agreement to be bound by the terms hereof.

8. Payments Received by Junior Agent or the Junior Lenders. If at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, Junior Agent or any Junior Lender receives any payment or distribution of any kind or character, whether as a result of an Exercise of Any Secured Creditor Remedies or otherwise, whether in cash, property or securities, from or of any assets of any Obligor (or any Obligor’s Subsidiaries), irrespective of whether such payment or distribution was of Collateral, of Proceeds thereof or of any other assets of such Obligor or such Subsidiary, in each case, in contravention of the express terms of this Agreement, Junior Agent or such Junior Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of Senior Agent and the Senior Lenders and shall forthwith deliver such payment, distribution, or proceeds to Senior Agent in precisely the form received (except for the endorsement or assignment by Junior Agent or such Junior Lender where necessary), for application on any of the Senior Indebtedness, whether then due or yet to become due. In the event of the failure of Junior Agent or any Junior Lender to make any such endorsement or assignment to Senior Agent within 5 Business Days after receipt of written request therefor from Senior Agent, Senior Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and Junior Agent hereby irrevocably appoints Senior Agent as the lawful attorney in fact of Junior Agent and Junior Lenders solely for the purpose of enabling Senior Agent to make such endorsement or assignment in the name of Junior Agent or any Junior Lender.

9. Application of Proceeds.

a. Revolving Nature of Working Capital Indebtedness. Junior Agent, for and on behalf of itself and the Junior Lenders, expressly acknowledges and agrees that (i) a portion of the Senior Credit Agreement is a revolving commitment, that in the ordinary course of business Senior Agent and the Senior Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral in the ordinary course of business and absent any affirmative enforcement action or remedies by Senior Agent or any Senior Lender to collect or otherwise realize upon such Payment Collateral or Cash Collateral (such Payment Collateral or Cash Collateral, “Ordinary Course Collections”) shall constitute the Exercise of Secured Creditor Remedies under this Agreement; and (ii) all Ordinary Course Collections received by Senior Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the portion of the Senior Credit Agreement that is a revolving commitment without reducing the Maximum Priority Senior Loan Amount at any time. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that all applications of Payment Collateral or Cash Collateral by Senior Agent or any Senior Lender to Senior Indebtedness (x) from an Exercise of Secured Creditor Remedies by Senior Agent or any Senior Lender (it being understood and agreed that, subject to clause (y) below, Senior Agent shall not be obligated to apply Ordinary Course Collections in accordance with Section 9.b even if Senior Agent or any Senior Lender is otherwise Exercising Secured Creditor Remedies at such time so long as such Ordinary Course Collections do not arise from such Exercise of Secured Creditor Remedies) or (y) from and after the termination or expiration of an Application of Proceeds Blockage Period (if at such time any payment default has occurred and is continuing with respect to the Junior Indebtedness) shall constitute Proceeds of Collateral and shall be applied in accordance with Section 9.b.

b. Application of Proceeds of Collateral. All Collateral and all Proceeds, received by either of Senior Agent or Junior Agent in connection with any Exercise of Secured Creditor Remedies shall be applied:

first, to the payment of costs and expenses of Senior Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Senior Agent’s Exercise of Secured Creditor Remedies is permitted hereunder), second, to the payment of the Senior Indebtedness (other than Excluded Senior Indebtedness) in accordance with the Senior Loan Documents, and in the case of payment of any revolving credit loans, together with the concurrent permanent reduction of any revolving credit commitment thereunder in an amount equal to the amount of such payment, third, to the payment of costs and expenses of Junior Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Junior Agent’s Exercise of Secured Creditor Remedies is permitted hereunder), fourth, to the payment of the Junior Indebtedness (other than Excluded Junior Indebtedness) in accordance with the Junior Loan Documents,

fifth, to the payment of the Excluded Senior Indebtedness in accordance with the Senior Loan Documents, and sixth, to the payment of the Excluded Junior Indebtedness in accordance with the Junior Loan Documents.

10. Junior Lender Purchase Option.

a. Upon (i) receipt by Junior Agent of a notice (a “Trigger Notice”) by Senior Agent of the intent of Senior Agent and the Senior Lenders to (A) accelerate any Senior Indebtedness, (B) Exercise Any Secured Creditor Remedies or (C) request that Junior Agent and the Junior Lenders release their Liens on the Collateral pursuant to Section 2.e hereof, (ii) the occurrence of a payment default under the Junior Loan Documents, (iii) the commencement of an Insolvency Proceeding with respect to any Obligor, or (iv) receipt by Junior Agent of a Standstill Notice (each a “Trigger Event”), Junior Agent and the Junior Lenders shall have the option, exercised by delivery of notice by Junior Agent to Senior Agent (a “Purchase Notice”), to purchase all (but not less than all) of the Senior Indebtedness (other than the Excluded Senior Indebtedness) from Senior Agent and the Senior Lenders. The Purchase Notice shall be irrevocable.

b. Senior Agent shall deliver to Junior Agent any Trigger Notice referred to in Section 10.a(i) above (i) in the absence of an Exigent Circumstance (defined below), not less than 5 business days prior to the taking of the earliest of the actions described in Section 10.a(i) or (ii) if Exigent Circumstances exist, as soon as practicable and in any event contemporaneously with the taking of such action. Junior Agent may send to Senior Agent a Purchase Notice within 5 business days of the occurrence of a Trigger Event, in which event, Senior Agent and the Senior Lenders shall not accelerate the Senior Indebtedness or Exercise Any Secured Creditor Remedies, to the extent such action has not been taken, or request that Junior Agent and the Junior Lenders release their Liens on the Collateral pursuant to Section 2.e hereof, as the case may be, provided, that, the purchase and sale with respect to the Senior Indebtedness (other than the Excluded Senior Indebtedness) provided for in this Section 10 shall have closed within 5 business days after receipt by Senior Agent of the Purchase Notice and Senior Agent shall have received payment in full of the Senior Indebtedness (other than the Excluded Senior Indebtedness) as provided for herein within such 5 business day period. As used herein,

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of Senior Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Loan Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.

c. On the date specified by Junior Agent in the Purchase Notice (which shall not be more than 5 business days after the receipt by Senior Agent of the Purchase Notice), Senior Agent and the Senior Lenders shall sell to Junior Agent and the Junior Lenders, and Junior Agent and the Junior Lenders shall purchase from Senior Agent and the Senior Lenders, the Senior Indebtedness (other than the Excluded Senior Indebtedness).

d. Upon the date of such purchase and sale, Junior Agent and the Junior Lenders shall (i) pay to Senior Agent and the Senior Lenders as the purchase price therefor the full amount of all the Senior Indebtedness (other than the Excluded Senior Indebtedness) then outstanding and unpaid, (ii) furnish cash collateral to Senior Agent and the Senior Lenders in such amounts as Senior Agent determines is reasonably necessary to secure Senior Agent and the Senior Lenders in connection with (A) any issued and outstanding letters of credit provided by Senior Agent or any Senior Lender (or letters of credit that Senior Agent or any Senior Lender has arranged to be provided by third parties pursuant to the Senior Loan Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit) and (B) Bank Product Obligations owing to the Bank Product Providers (as defined in the Original Senior Credit Agreement) (but not in any event in an amount greater than the Bank Product Reserve (as defined in the Original Senior Credit Agreement) established in respect thereof in accordance with the Original Senior Credit Agreement), (iii) agree to reimburse Senior Agent and the Senior Lenders for all expenses to the extent earned or due and payable in accordance with the Senior Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses and appraisal fees), and (iv) agree to pay to Senior Agent and the Senior Lenders all or a portion of any prepayment premium, make-whole obligation or early termination fee payable pursuant to the Senior Loan Documents within 3 business days after receipt by Junior Agent and the Junior Lenders of amounts sufficient to pay all or a portion of such early termination fee, after the payment in full in cash to Junior Agent and the Junior Lenders of the Junior Indebtedness and the Senior Indebtedness (other than the Excluded Senior Indebtedness) purchased by Junior Agent and the Junior Lenders pursuant to this Section 10, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys’ fees and legal expenses). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Senior Agent as Senior Agent may designate in writing to Junior Agent for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Junior Agent and the Junior Lenders to the bank account designated by Senior Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such business day if the amounts so paid by Junior Agent and the Junior Lenders to the bank account designated by Senior Agent are received in such bank account later than 2:00 p.m., New York City time.

e. Such purchase shall be expressly made without representation or warranty of any kind by Senior Agent and the Senior Lenders as to the Senior Indebtedness so purchased or otherwise and without recourse to Senior Agent or any Senior Lender, except that each Senior Lender shall represent and warrant: (i) the amount of the Senior Indebtedness being purchased from it, (ii) that such Senior Lender owns its portion of the Senior Indebtedness so purchased free and clear of any Liens or encumbrances and (iii) such Senior Lender has the right to assign such Senior Indebtedness and the assignment is duly authorized by such Senior Lender.

11. Representations. Senior Agent represents and warrants to Junior Agent that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Senior Lenders. Junior Agent represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Junior Lenders.

12. Additional Remedies.

a. If Junior Agent violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by Junior Agent. Upon Senior Agent’s written request, Junior Agent will promptly take all actions which Senior Agent believes appropriate to carry out the purposes and provisions of this Agreement.

b. If Senior Agent violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Junior Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by Senior Agent. Upon Junior Agent’s written request, Senior Agent will promptly take all actions which Junior Agent believes appropriate to carry out the purposes and provisions of this Agreement.

13. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Junior Agent and Senior Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14. Instrument Legends. Junior Agent agrees that the face of each promissory note evidencing the Junior Indebtedness or any portion thereof shall be inscribed with a legend conspicuously indicating that such promissory note is subject to the terms of this Agreement. Any promissory note evidencing any of the Junior Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with a similar legend.

15. Information Concerning Financial Condition.

a. Junior Agent hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Junior Indebtedness, and agrees that Senior Agent has and shall have no duty to advise Junior Agent of information known to Senior Agent regarding such condition or any such circumstances. In the event Senior Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Junior Agent, Senior Agent shall be under no obligation (i) to provide any such information to Junior Agent on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Senior Agent wishes to maintain confidential. Junior Agent acknowledges and agrees that Senior Agent has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith.

b. Senior Agent hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness, and agrees that Junior Agent has and shall have no duty to advise Senior Agent of information known to Junior Agent regarding such condition or any such circumstances. In the event Junior Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Senior Agent, Junior Agent shall be under no obligation (i) to provide any such information to Senior Agent on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Junior Agent wishes to maintain confidential. Senior Agent acknowledges and agrees that Junior Agent has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Junior Indebtedness or any liens or security interests held in connection therewith.

16. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Agent, Senior Lenders, Junior Agent, and the Junior Lenders, and their respective successors and assigns, and neither any Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Senior Agent and Junior Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

17. No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and Junior Agent and the Junior Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Junior Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of Junior Agent and the Junior Lenders and creditors of Obligors other than Senior Agent and the Senior Lenders.

18. Subrogation. Solely after the Discharge of Senior Indebtedness shall have occurred, Junior Agent and the Junior Lenders shall be subrogated to the rights of Senior Agent and the Senior Lenders to the extent that distributions otherwise payable to Junior Agent or any Junior Lender have been applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement. Senior Agent and the Senior Lenders shall have no obligation or duty to protect Junior Agent and the Junior Lenders’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Senior Agent, Senior Lenders or any other holder of Senior Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by Junior Agent or any Junior Lender.

19. Notices. All demands, notices, and other communications provided for hereunder shall be in writing and, if to Junior Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

745 Fifth Avenue, 18th Floor

New York, New York 10151

Attn: Vasan Kesavan, Esq.

Fax No: (646) 746-8669

With a copy to:

SCHULTE ROTH & ZABEL LLP

919 Third Avenue

New York, New York 10022

Attn: Frederic L. Ragucci, Esq.

Fax No.: (212) 593-5955

and if to Senior Agent, mailed, sent or delivered thereto,

addressed to it as follows:

WELLS FARGO FOOTHILL, INC.

One Boston Place

Boston, Massachusetts 02108

Attn: Business Finance Manager

Fax No.: (617) 523-5839

With a copy to:

MORRISON & FOERSTER LLP

1290 Avenue of the Americas, 40th Floor

New York, New York 10104-0050

Attn: Mark B. Joachim, Esq.

Fax No.: (212) 468-7900

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 19. All such demands, notices and other communications shall be effective, when mailed, three Business Days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next Business Day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

20. Costs and Attorneys Fees. In the event it becomes necessary for Senior Agent, any Senior Lender, Junior Agent, or any Junior Lender to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

21. Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers. Junior Agent and Senior Agent each consent to the jurisdiction of any state or federal court located within the County of New York, State of New York. Each Agent waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 19 of this Agreement for notices. Each Agent waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

22. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

23. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, subject to the provisions hereof.

24. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

25. Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

26. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

27. Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

28. Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

29. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Senior Loan Document or any Junior Loan Document, on the other hand, this Agreement shall control and prevail.

30. Termination. This Agreement shall continue in full force and effect until the Discharge of Senior Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 5.c.

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IN WITNESS WHEREOF, Senior Agent, for and on behalf of itself and the Senior Lenders, and Junior Agent, for and on behalf of itself and the Junior Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO FOOTHILL, INC., a California corporation

By:	/s/ Garrick Tan
	Name:	Garrick Tan
	Title:	Vice President

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership

By:	D.B. Zwirn Partners, LLC, its general partner

By:	Zwirn Holdings, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Partner

ACKNOWLEDGMENT

Each Borrower and each Guarantor hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to Senior Agent, the Senior Lenders, Junior Agent, and the Junior Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Borrower and each Guarantor further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under this Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

MONOTYPE IMAGING HOLDINGS CORP., a Delaware corporation

By:	/s/ A. Bruce Johnston
	Name:	A. Bruce Johnston
	Title:	Vice President

IMAGING ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ A. Bruce Johnston
	Name:	A. Bruce Johnston
	Title:	Vice President

AGFA MONOTYPE CORPORATION, a Delaware corporation

By:	/s/ A. Bruce Johnston
	Name:	A. Bruce Johnston
	Title:	Vice President

INTERNATIONAL TYPEFACE CORPORATION, a New York corporation

By:	/s/ A. Bruce Johnston
	Name:	A. Bruce Johnston
	Title:	Vice President